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                               ULTRATECH STEPPER, INC.

                                     EXHIBIT 11.1

               STATEMENT OF COMPUTATION OF NET INCOME PER COMMON SHARE


Shares used in the net income per common share computation are the weighted average number of common shares outstanding plus dilutive common share equivalents.

Shares used in the per share computation are as follows:



                                                                  Three Months Ended
                                                                ----------------------

(In thousands, except per share amounts)                   March 31, 1996   March 31, 1995
- - - ------------------------------------------------------------------------------------------
Weighted average common shares outstanding                         19,866           16,624
Common equivalent shares from stock options granted
    (using the treasury stock method)                               1,359            1,736
                                                           ---------------  --------------

Number of shares used in per share calculations                    21,225           18,360
                                                           ---------------  --------------
                                                           ---------------  --------------

Net income                                                         $8,641           $4,116
                                                           ---------------  --------------
                                                           ---------------  --------------

Net income per share *                                              $0.41            $0.22
                                                           ---------------  --------------
                                                           ---------------  --------------


* All share and per share data have been retroactively restated to reflect a two-for-one stock split distributed on May 10, 1995.

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